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                                                                      EXHIBIT 21

                        The Gap, Inc. and Subsidiaries

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
    Corporation                                 Inc. State
    -----------                                 ----------
    The Gap, Inc.                               Delaware
    Banana Republic (Apparel) Inc.              California
    Banana Republic (California) LLC            Delaware
    Banana Republic (East) L.P.                 California
    Banana Republic (Florida) LLC               California
    Banana Republic (H.K.) Limited              Hong Kong
    Banana Republic (Holdings) Inc.             California
    Banana Republic (ITM) Inc.                  California
    Banana Republic (Merchandise) Inc.          California
    Banana Republic (New York) LLC              Delaware
    Banana Republic (Puerto Rico) Inc.          Puerto Rico
    Banana Republic Direct, Inc.                California
    Banana Republic Limited                     England and Wales
    Banana Republic Stores Pty. Ltd.            New South Wales, Australia
    Banana Republic, Inc.                       California
    Banana Republic, Inc.                       Delaware
    GPS (Bermuda) Insurance Services Limited    Bermuda
    GPS (Bermuda) Limited                       Bermuda
    GPS (Delaware), Inc.                        Delaware
    GPS (Great Britain) Limited                 England and Wales
    GPS (International Investments) B.V.        Amsterdam, Netherlands
    GPS (Japan), Limited                        Delaware
    GPS (Maryland), Inc.                        Maryland
    GPS (USA) Limited                           California
    GPSDC (New York) Inc.                       California
    GPS Brand Services, Inc.                    California
    GPS Consumer Direct, Inc.                   California
    GPS Employee Services, Inc.                 California
    GPS Management Services, Inc.               California
    GPS Realty Company, Inc.                    Delaware
    Gap (Apparel), Inc.                         California
    Gap (Canada) Inc.                           Canada
    Gap (Deutschland) GmbH                      Dusseldorf, Germany
    Gap (DTM) Inc.                              California
    Gap (ESO) Limited                           England and Wales
    Gap (Florida) LLC                           California
    Gap (France) SAS                            Paris, France
    Gap (Georgia) LP                            California
    Gap (Hong Kong) Limited                     Hong Kong
    Gap (ITM) Inc.                              California
    Gap (Indiana) LP                            California
    Gap (Ireland) Limited                       Dublin, Ireland
    Gap (Japan) K.K.                            Tokyo, Japan
    Gap (Kentucky) LP                           California
    Gap (Merchandise), Inc.                     California
    Gap (Netherlands) B.V.                      Amsterdam, Netherlands
    Gap (Puerto Rico), Inc.                     Puerto Rico
    Gap (RHC) B.V.                              Amsterdam, Netherlands
    Gap (Tennessee) LP                          California
    Gap (Texas) LP                              California
    Gap (Wisconsin) LP                          California
    Gap Direct, Inc.                            California
    Gap Holdings, Inc.                          California
    Gap International Sourcing (California)     California
       Inc.
    Gap International Sourcing (Holdings)       Hong Kong
       Limited
    Gap International Sourcing (JV) LLC         California
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
    Gap International Sourcing (Mexico) S.A.    Mexico
       de CV
    Gap International Sourcing (U.S.A.) Inc.    California
    Gap International Sourcing FZE              Dubai
    Gap International Sourcing Limited          Hong Kong
    Gap International Sourcing Pte. Ltd.        Singapore
    Gap International Sourcing, Inc.            California
    Gap International, Inc.                     California
    Goldhawk B.V.                               Amsterdam, Netherlands
    Old Navy (Apparel) Inc.                     California
    Old Navy (California) LLC                   Delaware
    Old Navy (East) L.P.                        California
    Old Navy (Florida) LLC                      California
    Old Navy (Holdings) Inc.                    California
    Old Navy (ITM) Inc.                         California
    Old Navy (Merchandise) Inc.                 California
    Old Navy (Puerto Rico) Inc.                 Puerto Rico
    Old Navy Inc.                               Delaware
    Old Navy Direct, Inc.                       California
    Real Estate Ventures (Glastonbury), Inc.    Delaware
    Real Estate Ventures (Glen Eagle), Inc.     Delaware
    Real Estate Ventures (Wheaton) Inc.         Illinois
    The Fisher Gap Stores Inc.                  California
    The Gap Limited                             England and Wales
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